Exhibit 10.3

EXECUTION VERSION

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is executed as of November 15, 2019, by MGM RESORTS INTERNATIONAL, a Delaware corporation, having an address at 6385 South Rainbow Boulevard, Suite 500, Las Vegas, Nevada 89118 (together with its successors and permitted assigns, “Guarantor”), in favor of MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an address at 1585 Broadway, 25th Floor, New York, New York 10036, as administrative agent (in such capacity, together with its successors and assigns, “Administrative Agent”) for MORGAN STANLEY BANK, N.A., a national banking association, having an address at 1585 Broadway, 25th Floor, New York, New York 10036 (together with its successors and assigns, “MSBNA”), CITI REAL ESTATE FUNDING INC., a New York corporation, having an address at 388-390 Greenwich Street, New York, New York 10013 (together with its successors and assigns, “Citi”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (together with its successors and assigns, “JPM” and, together with MSBNA and Citi, individually and collectively as the context requires, “Lender”).

W I T N E S S E T  H:

WHEREAS, pursuant to those certain promissory notes, dated as of the date hereof, made by BCORE Paradise LLC, a Delaware limited liability company (“Borrower”), in the aggregate original principal amount of Three Billion Ten Million and No/100 Dollars ($3,010,000,000.00) (together with all renewals, modifications, substitutions, increases, amendments and extensions thereof, collectively, the “Note”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Loan”), which Loan is (i) secured by the liens and security interests of that certain Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, made by the Borrower for the benefit of Administrative Agent for the benefit of Lender (as the same may hereafter be amended, restated, renewed, supplemented, replaced, extended or otherwise modified from time to time, the “Mortgage”), (ii) further evidenced by that certain Loan Agreement, dated as of the date hereof, by and among Borrower, Lender and Administrative Agent (as the same may hereafter be amended, modified, restated, renewed or replaced, the “Loan Agreement”), and (iii) further evidenced, secured or governed by the other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and the Mortgage, collectively, the “Loan Documents”);

WHEREAS, pursuant to the terms of that certain Master Transaction Agreement, dated as of October 15, 2019, by and among Guarantor, Bellagio, LLC, a Nevada limited liability company (“Bellagio”), and BCORE Paradise Parent LLC, a Delaware limited liability company, as of the date hereof (i) Borrower, as landlord, and Bellagio, as tenant are entering into that certain Lease with respect to the Property, (ii) Guarantor is executing and delivering to Borrower that certain Guaranty of Lease Documents and (iii) Guarantor is delivering this Guaranty to Administrative Agent; and

WHEREAS, Guarantor will directly benefit from Lender’s making of the Loan to Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:

ARTICLE I

DEFINED TERMS

1.1    Defined Terms. As used in this Guaranty, the following terms shall have the respective meanings set forth below:

(a)    “Collateral” means all collateral and/or security for the Loan granted or pledged to Administrative Agent and Lender pursuant to the Loan Documents, including, without limitation, the Property.

(b)    “Conditions Precedent” has the meaning set forth in Section 2.2 hereof.

(c)    “Debt” means the unpaid principal amount of the Loan, all interest accrued and unpaid thereon and all other sums due to Administrative Agent and Lender in respect thereof.

(d)    “Fair Market Value” means the difference between (A) price at which the Collateral would be sold for cash by a willing seller not compelled to sell to a willing buyer not compelled to buy, taking into account all relevant factors, but assuming for purposes of determination of such price that the Collateral were sold unencumbered by the Loan, as agreed by Administrative Agent and Guarantor; less (B) the reasonable costs that would reasonably be anticipated to be incurred by a seller in connection with a sale of the Collateral.

(e)    “Financial Statements” means (i) for a fiscal year, audited consolidated statements of operations, shareholders’ equity and cash flows of Guarantor and its subsidiaries for such fiscal year and the related consolidated balance sheet as at the end of such fiscal year, prepared in accordance with GAAP as at such date, and (ii) for each fiscal quarter (other than the fourth fiscal quarter in any fiscal year), the unaudited consolidated statements of operations and cash flows of Guarantor and its subsidiaries for the fiscal year ended with such fiscal quarter, and the related consolidated balance sheet as at the end of such fiscal quarter, prepared in accordance with GAAP.

(f)    “GAAP” means the generally accepted accounting principles in the United States set forth in the Financial Accounting Standards Board Accounting Standards Codification and rules and interpretive releases of the SEC under authority of federal securities laws.

(g)    “Guaranteed Obligations” means the unpaid portion of the initial principal amount of the Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon, but excluding, for the avoidance of doubt, any amounts other than principal and interest due thereon.

(h)     “SEC” means the United States Securities and Exchange Commission.

(i)    “SEC Reports” means the quarterly and annual reports required under the Securities Act and related rules and regulations to be filed with the SEC on Forms 10-Q and 10-K.

(j)    “Securities Act” means The Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

ARTICLE II

NATURE AND SCOPE OF GUARANTY

2.1    Guaranty of Obligation. Subject to the terms and conditions hereof, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender and its successors and assigns the full, prompt and complete payment of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

(a)    Notwithstanding anything to the contrary contained herein, Administrative Agent expressly acknowledges and agrees that the scope of Guarantor’s obligations under this Guaranty are limited to the payment of an amount equal to the unpaid portion of the Guaranteed Obligations and Guarantor shall have no other or further obligation under this Guaranty or under the Loan Documents whatsoever in respect of any act or omission, whether in respect of payment, performance or otherwise, of Borrower or any other obligor of the Debt, or any of their respective employees, agents, representatives, officers or directors in connection with the Loan, whether based on contract, tort, negligence, strict liability, delay, warranty, indemnity, error and omission or otherwise.

2.2    Nature of Guaranty; Conditions Precedent.

(a)    This Guaranty is an irrevocable, absolute and continuing guaranty of collection (as contemplated pursuant to Section 3-416(2) of the Uniform Commercial Code as in effect in the State of New York as of the date hereof (the “NY UCC”) and not a guaranty of payment (as contemplated under Section 3-416(1) of the NY UCC). Notwithstanding anything to the contrary contained in this Guaranty, no payment shall be due from Guarantor to Lender and the Guaranteed Obligations shall not be due or payable until and unless each of the following conditions precedent shall have been satisfied (collectively, the “Conditions Precedent”):

(i)    the Debt shall be due and payable in full and Borrower shall have failed to pay the Debt in full in accordance with the Loan Documents;

(ii)    Administrative Agent shall have made written demand to Guarantor for payment of the Guaranteed Obligations and, together therewith, shall have provided to Guarantor a reasonably detailed computation of the amount of the Guaranteed Obligations, reasonably detailed back-up calculations supporting the same, and such other back-up documentation reasonably related thereto; and

(iii)    Administrative Agent shall have asserted, exercised and enforced, to the maximum extent permitted by applicable law, all rights and remedies to which Administrative Agent may be reasonably entitled in respect of the Debt, and shall have exhausted Administrative Agent’s efforts to seek repayment of the Loan from all sources other than this Guaranty, including any rights, claims or pursuit of foreclosure or power of sale resulting from such judgment and Administrative Agent shall have successfully conducted a foreclosure sale of the Collateral.

(b)    This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Administrative Agent with respect to the Guaranteed Obligations. This Guaranty may be enforced by Administrative Agent on behalf of Lender and any subsequent holder of the Note or any part thereof and shall not be discharged by the assignment or negotiation of all or part of the Note.

2.3    Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (other than that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) all sums payable under the Note or any of the other Loan Documents have been paid in full) of Guarantor, Borrower, any other Loan Party or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.4    Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid or performed when due, whether at demand, maturity, acceleration or otherwise, upon satisfaction of the Conditions Precedent, Guarantor shall, immediately upon demand by Administrative Agent, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, perform and pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

2.5    Computation of Amount of Money Judgment.

(a)    Notwithstanding anything to the contrary contained in this Guaranty or the Loan Documents, Guarantor shall be entitled to all rights, benefits and defenses under applicable Nevada law, including, without limitation, the rights, benefits and defenses under Nevada Revised Statutes 40.459 and the judicial decisions relating thereto. For the avoidance of doubt, Administrative Agent agrees that Guarantor shall be entitled to all such rights, benefits and defenses regardless of whether it should ever be determined that Nevada law does not apply to any claim and regardless of any change to Nevada Revised Statutes 40.459 or any other applicable Nevada law after the date hereof.

(b)    If the amount of the Debt exceeds the amount of the Guaranteed Obligations, for purposes of determining the amount of the deficiency judgment with respect to the Guaranteed Obligations pursuant to Nevada Revised Statutes 40.455, the amount of the credit for the value of the Collateral taken into account pursuant to Nevada Revised Statutes 40.459 shall be the product of (A) the greater of (i) the fair market value of the Collateral or (ii) the amount for which it was sold and (B) the quotient of the amount of the Guaranteed Obligations divided by the amount of the Debt. For the avoidance of doubt, the amount of the deficiency judgment shall be determined in a manner such that this Guaranty would be a recognized obligation for purposes of Treasury Regulation Section 1.752-2(b)(3) and would not be considered a “bottom dollar payment obligation” within the meaning of Treasury Regulation Section 1.752-2(b)(3)(ii)(C).

2.6    Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of, and any rights of consent to, (a) any loans or advances made by Administrative Agent or Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Mortgage, the Loan Agreement or of any other Loan Documents (other than this Guaranty), (d) the execution and delivery by Borrower, Lender and Administrative Agent of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property and/or the collateral for the Loan, (e) the occurrence of any breach by Borrower or any other Loan Party or an Event of Default, (f) except as specifically provided in the Loan Documents, Administrative Agent’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) except as specifically provided for herein, sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) except as specifically provided in the Loan Documents, protest, proof of non-payment or default by Borrower or any other Loan Party, (i) except as specifically provided herein or in the other Loan Documents, any other action at any time taken or omitted by Administrative Agent, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed, (j) except as specifically provided for herein, any limitation of liability or recourse in any other Loan Document or arising under any law, (k) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration, (l) except as expressly agreed to in writing by Administrative Agent, whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Administrative Agent covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release or settlement of Borrower or any other party liable, directly or indirectly, for the payment of any or all of the Guaranteed Obligations, (m) the making of advances by Administrative Agent to protect its interest in the Property, preserve the value of the Property or for the purpose of performing any term or covenant contained in any of the Loan Documents, or (n) except as specifically provided for herein, the existence of any claim, counterclaim, set-off, recoupment, reduction or defense (other than that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) all sums payable under the Note or any of the other Loan Documents have been paid in full) based upon any claim or other right that Guarantor may at any time have against Borrower, Administrative Agent, Lender or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, or any other Loan Document.

2.7    Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within ten (10) Business Days after demand by Administrative Agent, pay Administrative Agent all reasonable out-of-pocket costs and expenses (including court costs and reasonable third-party attorneys’ fees) incurred by Administrative Agent in the enforcement hereof or the preservation of Administrative Agent’s rights hereunder. The covenant contained in this Section 2.7 shall survive the payment of the Guaranteed Obligations.

2.8    Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Administrative Agent must rescind or restore any payment, or any part thereof, received by Administrative Agent in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Administrative Agent shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower, each other Loan Party and Guarantor that Guarantor’s obligations hereunder shall not be discharged except as expressly provided for herein or in the Loan Agreement or by Guarantor’s performance of such obligations and then only to the extent of such performance.

2.9    Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, until the Debt is indefeasibly paid in full, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Administrative Agent), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other Loan Party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty.

2.10    Borrower and Loan Party. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or all of the interest in Borrower. The term “Loan Party” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of any Loan Party or all of the interest in such Loan Party.

ARTICLE III

EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS

Except as specifically provided for herein, Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

3.1    Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Mortgage, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Administrative Agent, or any other parties, pertaining to the Guaranteed Obligations or any failure of Administrative Agent to notify Guarantor of any such action.

3.2    Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Administrative Agent to Borrower, any other Loan Party or Guarantor.

3.3    Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, any other Loan Party, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower, any other Loan Party or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower, any other Loan Party or Guarantor, or any changes in the shareholders, partners or members of Borrower, any other Loan Party or Guarantor; or any reorganization of Borrower, any other Loan Party or Guarantor.

3.4    Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Mortgage, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower other than the payments on the Loan made by Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Mortgage, the Loan Agreement or any of the

other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower, any other Loan Party or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

3.5    Release. Any full or partial release of the liability of Borrower or any other Loan Party on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay or perform the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Administrative Agent will look to other parties to pay or perform the Guaranteed Obligations.

3.6    Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

3.7    Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

3.8    Care and Diligence. The failure of Administrative Agent or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Administrative Agent (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

3.9    Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

3.10    Offset. Any existing or future right of offset, claim or defense of Borrower, any other Loan Party or Guarantor against Administrative Agent, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, other than payment of the Guaranteed Obligations.

3.11    Merger. The reorganization, merger or consolidation of Borrower or any other Loan Party into or with any other Person.

3.12    Preference. Any payment by Borrower to Administrative Agent is held to constitute a preference under bankruptcy laws, or for any reason Administrative Agent is required to refund such payment or pay such amount to Borrower or someone else.

3.13    Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay and perform the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay and perform the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Guarantor represents and warrants as of the date hereof to Administrative Agent as follows:

4.1    Benefit. Guarantor is the owner of an indirect interest in Borrower and each other Loan Party, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

4.2    Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and each other Loan Party and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

4.3    No Representation By Administrative Agent. Neither Administrative Agent nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

4.4    Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

4.5    Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, general equitable principles and a covenant of good faith and fair dealing.

4.6    Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of Guarantor, threatened against Guarantor, which actions, suits or proceedings, if determined against Guarantor would be reasonably likely to materially adversely affect the condition (financial or otherwise) or business of Guarantor.

4.7    No Plan Assets. As of the date of this Guaranty, Guarantor is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, and none of the assets of Guarantor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA. Except as could not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on Guarantor, Guarantor is not obligated to contribute to any employee benefit plan (as so defined) subject to Title IV of ERISA. Assuming compliance by the Lender with paragraph (c) of Section 5.2.8 of the Loan Agreement, transactions contemplated hereunder by or with Guarantor are not subject to any state or other statute or regulation applicable to Guarantor with respect to governmental plans within the meaning of Section 3(32) of ERISA which are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect and which prohibit the transactions contemplated by this Agreement (“Applicable Similar Law”), including, but not limited to the exercise by Administrative Agent and/or Lender of any of its rights under the Loan Documents. Guarantor covenants and agrees that it will use commercially reasonable efforts to provide notice to Administrative Agent in writing if, in the reasonable judgment of Guarantor, which may be based on consultation with counsel, the assets of Guarantor constitute plan assets of any “benefit plan investor” within the meaning of Section 3(42) of ERISA or any plan subject to any Applicable Similar Law.

4.8    ERISA. Assuming compliance by Lender of the representation in Section 5.2.8(c) of the Loan Agreement, Guarantor shall not knowingly engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent and/or Lender of any of its rights under the Note, the Mortgage, the Loan Agreement or the other Loan Documents) to be a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A) of the Code.

4.9    Survival. All representations and warranties made by Guarantor herein are made as of the date hereof and shall survive the execution hereof.

ARTICLE V

SUBORDINATION OF CERTAIN INDEBTEDNESS

5.1    Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower and each other Loan Party to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower or any other Loan Party thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower or any other Loan Party (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. During the continuance of an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.

5.2    Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Administrative Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Administrative Agent. Should Administrative Agent receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Administrative Agent in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Administrative Agent to the extent that such payments to Administrative Agent on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Administrative Agent had not received dividends or payments upon the Guarantor Claims, provided, however, that Guarantor shall have no such subrogation rights until repayment in full of the Debt.

5.3    Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Administrative Agent an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Administrative Agent, and Guarantor covenants promptly to pay the same to Administrative Agent.

5.4    Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Administrative Agent presently exist or are hereafter created or attach. Without the prior written consent of Administrative Agent, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower or any other Loan Party, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower or any other Loan Party held by Guarantor.

ARTICLE VI

COVENANTS

6.1    Covenants. Guarantor shall furnish the following statements to Administrative Agent no later than five (5) Business Days following each date specified in the Securities Act and the SEC’s related rules and regulations (including any additional time permitted under Rule 12b-25 or any successor provision thereof) that Guarantor is (or would be, if not required to file SEC Reports at that time) required to file SEC Reports Guarantor’s Financial Statements required to be included in such SEC Report (or which would be, if not required to file SEC Reports at that time) or the SEC Report containing such Financial Statements. Financial statements required to be delivered will be deemed delivered to the extent such documents are included in materials filed with the SEC and shall be deemed to have been delivered on the date such documents are publicly available on the SEC’s website.

ARTICLE VII

MISCELLANEOUS

7.1    Waiver. No failure to exercise, and no delay in exercising, on the part of Administrative Agent, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Administrative Agent hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

7.2    Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by certified or registered United States mail, postage prepaid, return receipt requested, (c) sent by expedited, prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (d) sent by electronic mail provided that, if sent by electronic mail such delivery must be accompanied or followed by a delivery method specified in clauses (a) through (c) hereof, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

Guarantor:	MGM Resorts International
6385 South Rainbow Boulevard
Suite 500
Las Vegas, Nevada 89118
Attention: Corporate Legal

with a copy to:	Weil, Gotshal & Manges, LLP
767 Fifth Avenue
New York, New York 10153
Attention: Michael Aiello
W. Michael Bond
Email: michael.aiello@weil.com
michael.bond@weil.com

Administrative Agent:	Morgan Stanley Mortgage Capital Holdings LLC
1585 Broadway, 25th Floor
New York, New York 10036
Attention: George Kok

with a copy to:	Paul Hastings LLP
200 Park Avenue
New York, New York 10166
Attention: Eric Allendorf, Esq.

A notice shall be deemed to have been delivered: (i) in the case of hand delivery, when delivered; (ii) in the case of registered or certified mail, when delivered or upon the first attempted delivery on a Business Day; (iii) in the case of expedited, prepaid delivery service, when delivered or upon the first attempted delivery on a Business Day; and (iv) in the case of email, upon the sender’s receipt of confirmation (which may be in the form of an automated electronic response) of delivery or upon the first attempted delivery on a Business Day.

7.3    Governing Law; Venue. THIS GUARANTY, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR STATUTE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS GUARANTY, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS GUARANTY, SHALL BE GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEVADA THAT WOULD CAUSE THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEVADA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, ADMINISTRATIVE AGENT OR

GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT ADMINISTRATIVE AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR AND HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE GENERAL JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

80 STATE STREET

ALBANY, NY 12207

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.

7.4    Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

7.5    Amendments. This Guaranty may be amended only by an instrument in writing executed by the parties hereto.

7.6    Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Administrative Agent, assign any of its rights, powers, duties or obligations hereunder, except as contemplated by the Loan Agreement. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

7.7    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

7.8    Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

7.9    Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

7.10    Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Administrative Agent hereunder shall be cumulative of any and all other rights that Administrative Agent may ever have against Guarantor. The exercise by Administrative Agent of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

7.11    Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

7.12    Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR, LENDER AND ADMINISTRATIVE AGENT WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR, LENDER AND ADMINISTRATIVE AGENT AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR, LENDER AND ADMINISTRATIVE AGENT, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR, LENDER AND ADMINISTRATIVE AGENT.

7.13    Waiver of Right To Trial By Jury. EACH OF GUARANTOR, LENDER AND ADMINISTRATIVE AGENT (BY ITS ACCEPTANCE HEREOF) HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE

EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, LENDER AND ADMINISTRATIVE AGENT, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF GUARANTOR, LENDER AND ADMINISTRATIVE AGENT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

7.14    Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, then, upon the restoration or return of such payments, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

7.15    Administrative Agent. Lender, by the Loan Agreement, has irrevocably appointed and authorized Administrative Agent to take such action as contractual representative on Lender’s behalf and to exercise such powers under this Guaranty as are specifically delegated to Lender by the terms hereof and of the Loan Agreement, together with such powers as are reasonably incidental thereto, all pursuant to and as more particularly set forth in the Loan Agreement, which is incorporated herein by reference.

7.16    Notice. Administrative Agent shall provide written notice to Guarantor of each of the following events within ten (10) Business Days of the occurrence of commencement of any proceeding to initiate a foreclosure sale of, or exercise or pursuit of any power of sale in respect of, the Collateral or any portion thereof.

7.17    Cooperation. In the event that any Guaranteed Obligations shall become due from Guarantor, Administrative Agent shall cooperate in good faith with Guarantor with respect to exercising its remedies pursuant to Section 2.2(a)(iii) to minimize the amount of the Guaranteed Obligations due from Guarantor.

7.18    Termination. This Guaranty shall remain in effect until the earlier to occur of (i) the satisfaction in full of the Guaranteed Obligations and (ii) the date the Debt has been repaid in full.

[NO FURTHER TEXT ON THIS PAGE]

EXECUTED as of the day and year first above written.

GUARANTOR:

MGM RESORTS INTERNATIONAL, a Delaware corporation

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Chief Corporate Counsel and Assistant Secretary

Signature Page to Guaranty Agreement

ACKNOWLEDGED AND ACCEPTED BY:

ADMINISTRATIVE AGENT:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Kristen Sansone
Name:	Kristen Sansone
Title:	Authorized Signatory